UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 30, 2018

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously disclosed, Mr. Robert F. Schneider is retiring as Chief Executive Officer of Kimball International, Inc. (the “Company”), and as Chairman of the Board of Directors (the “Board”) of the Company effective October 31, 2018. Mr. Schneider originally expected to remain on the Board for a short transition period after his retirement. However, because Ms. Kristine Juster, the Company's newly appointed Chief Executive Officer, has served as a member of the Board since April 2016, this reduced the need for a transition period by Mr. Schneider. Therefore, on October 30, 2018, Mr. Schneider informed the Board that he is also resigning from the Board effective October 31, 2018. Mr. Schneider has not resigned because of a disagreement with the Company on any matter relating to the Company's operations, policies, or practices.
On October 30, 2018, the Board appointed Kimberly Ryan as its new Chair of the Board effective November 1, 2018. Upon the appointment of an independent Chair, the Board did not appoint a director to serve in the Lead Independent Director position, which was established to act as a liaison between the Board and executive management while the Chief Executive Officer was also the Chair of the Board. In addition, Patrick Connolly was appointed Chair of the Audit Committee of the Board, and Susan Frampton was appointed Chair of the Compensation and Governance Committee of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 30, 2018, the Board adopted and approved an amendment to Article V, Section 1 (Directors) of the Restated By-laws of the Company to change the number of members that the Board shall consist of from eight to seven, which amendment is effective as of November 1, 2018.
This summary is not intended to be complete and is qualified in its entirety by reference to the Company’s Restated By-laws, as amended, which are filed as Exhibit 3(b) to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of Shareowners of Kimball International, Inc. was held on October 30, 2018, and the following items were voted on by Shareowners:
a. Based on the following election results, the Class I director nominees were elected to serve a term of three years until the 2021 meeting of Shareowners, or until their respective successors have been duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes Cast in Favor
Timothy J. Jahnke	21,519,443	7,069,034	4,015,622	75%
Kristine L. Juster	21,887,568	6,700,909	4,015,622	77%
Thomas J. Tischhauser	21,070,230	7,518,247	4,015,622	74%

b. The non-binding advisory vote to approve the compensation paid to the Company’s Named Executive Officers was approved based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes	Percentage of Votes Cast in Favor
27,554,593	873,318	160,566	4,015,622	97%

c. The appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending June 30, 2019 was approved based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Percentage of Votes Cast in Favor
32,526,037	54,824	23,238	99.8%

Item 7.01 Regulation FD Disclosure
On October 30, 2018, the Company issued a press release announcing the changes to the Company’s Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
3(b)	Restated By-laws of the Company, reflecting the amendment effective November 1, 2018
99.1	Press Release dated October 30, 2018 announcing the Board Chair appointment and other director changes

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer

Date: October 30, 2018